UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2023

NEW YORK COMMUNITY BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31565	06-1377322
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

102 Duffy Avenue,	Hicksville,	New York	11801
(Address of principal executive offices)
(516) 683-4100
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit Securities SM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

EXPLANATORY NOTE

On March 20, 2023, New York Community Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that, effective as of March 20, 2023 (the “Signature Transaction Date”), its wholly owned subsidiary, Flagstar Bank, N.A. (“Flagstar”), had assumed substantially all of the deposits and certain identified liabilities and acquired certain assets and lines of business of Signature Bridge Bank, N.A. (“Signature Bridge Bank”), as successor to Signature Bank, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Signature Bridge Bank (the “Signature Transaction”), pursuant to the terms of a purchase and assumption agreement entered into by Flagstar and the FDIC on March 19, 2023 (the “Purchase Agreement”).

Under the terms of the Purchase Agreement, the Company granted the FDIC equity appreciation rights in the common stock of the Company pursuant to an equity appreciation instrument (the “EAI”). On March 31, 2023, the Company filed an additional Current Report on Form 8-K to report that, on March 31, 2023, the FDIC had exercised the EAI and that the Company had issued to the FDIC 39,032,006 shares of the Company’s common stock pursuant to the EAI. The FDIC agreed to not transfer such shares of Company common stock it acquired until April 28, 2023 and to use all reasonable efforts to sell all such shares of Company common stock by no later than the fortieth day after April 28, 2023. On May 19, 2023, the FDIC completed the secondary offering of the shares.

This Current Report on Form 8-K/A (“Amendment No. 1”) is being filed to update the disclosures in Item 2.01 of the Original Form 8-K and to provide the financial information required by Item 9.01. In accordance with the guidance provided in U.S. Securities and Exchange Commission (the “Commission”) Staff Accounting Bulletin Topic 1:K, “Financial Statements of Acquired Troubled Financial Institutions” (“SAB 1:K”), and a request for relief granted by the Commission in a letter dated May 31, 2023, the Company has omitted certain financial information of Signature Bridge Bank required by Rule 3-05 of Regulation S-X and the related pro forma financial information required by Article II of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including a transaction such as the Signature Transaction, in which a registrant engages in an acquisition of a troubled financial institution for which audited financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Except as otherwise provided herein, the other disclosures made in the Original Form 8-K remain unchanged.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure in the Explanatory Note above is incorporated by reference into this Item 2.01.

Under the terms of the Purchase Agreement, Flagstar acquired assets with an estimated total fair value of $37.8 billion as of the Signature Transaction Date, primarily including $24.9 billion in cash and cash equivalents and $11.7 billion in loans and leases, net of the initial allowance for credit losses (“ACL”) for purchased credit deteriorated (“PCD”) loans. Flagstar also assumed liabilities with an estimated fair value of $35.7 billion, primarily including $33.5 billion in customer deposits. The deposits were acquired without a premium and the assets were acquired at a discount of approximately $2.7 billion pursuant to the terms of the Purchase Agreement. The fair values of the assets acquired and liabilities assumed were determined as described in Item 9.01 below. The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included as Exhibit 2.1 to this Amendment No. 1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The disclosure in the Explanatory Note and Item 2.01 above is incorporated by reference into this Item 9.01(a). The following discussion should be read in conjunction with the historical financial statements of the Company, which have been filed with the Commission, and the Audited Statement of Assets Acquired and Liabilities Assumed attached hereto as Exhibit 99.1 (the “Audited Statement”).

BALANCE SHEET ANALYSIS

Summary of Transaction

As set forth in the Explanatory Note and Item 2.01 above, Flagstar assumed substantially all of the deposits and certain identified liabilities and acquired certain assets and lines of business of Signature Bridge Bank from the FDIC on the Signature Transaction Date, pursuant to the terms of the Purchase Agreement.

Significant items related to the Signature Transaction are summarized below:

•The estimated fair value of total assets acquired was $37.8 billion, primarily including $24.9 billion in cash and cash equivalents and $11.7 billion in loans and leases, net of the initial ACL for PCD loans.

•The fair value of deposits assumed was $33.5 billion.

•The deposits were acquired without a premium and the assets were acquired at a discount of approximately $2.7 billion pursuant to the terms of the Purchase Agreement.

•The core deposit intangible (“CDI”) and other intangibles recognized were $464 million.

As consideration for the Signature Transaction, the Company granted the FDIC equity appreciation rights in the common stock of the Company pursuant to the EAI. The EAI had an estimated fair value of $85.0 million. On March 31, 2023, the Company reported that the FDIC had exercised the EAI and that the Company had issued to the FDIC 39,032,006 shares of the Company’s common stock pursuant to the EAI. The FDIC agreed to not transfer such shares of Company common stock it acquired until April 28, 2023 and to use all reasonable efforts to sell all such shares of Company common stock by no later than the fortieth day after April 28, 2023. On May 19, 2023, the FDIC completed the secondary offering of the shares.

Fair Value Estimates

    The Signature Transaction constituted a business combination as defined by Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. Accordingly, the acquired assets and identifiable intangible assets, and the assumed liabilities in the Signature Transaction were measured and recorded at their estimated fair values as of the Signature Transaction Date.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair value requires management to make estimates about discount rates, future expected cash flows, market conditions, and other future events that are highly subjective in nature and are subject to change. The significant estimates relate to the determination of fair value of loans acquired and the core deposit intangibles associated with the acquisition are considered critical accounting estimates. For a description of the methods used to determine the fair values of the significant assets acquired and liabilities assumed in the Signature Transaction, see Note 1 to the Audited Statement.

The following table provides the fair values of the assets acquired and liabilities assumed as of the Signature Transaction Date:

(in millions)	March 20, 2023
Assets acquired:
Cash and cash equivalents	$24,901
Loans held-for-sale	232
Loans and leases held-for-investment, net of allowance for credit losses	11,741
Core deposit intangibles and other intangibles	464
Other assets	413
Total assets acquired	$37,751
Liabilities assumed:
Deposits	33,507
Other liabilities	2,182
Total liabilities assumed	$35,689
Net assets acquired	$2,062

FINANCIAL CONDITION

Loans and Leases

    Loans were recognized at their estimated fair values on the Signature Transaction Date in accordance with ASC 805. Flagstar acquired both PCD and non-PCD loans, which will be subject to periodic credit quality reviews in accordance with our policies. The initial ACL for PCD loans acquired in the Signature Transaction of $13 million was established through a gross up of the loans and leases balance (the “PCD Gross-Up”) to amortized cost. The initial ACL for PCD loans and leases is determined using the same methodology as for other loans and leases held-for-investment and established through the PCD Gross-Up and there is no corresponding increase to the allowance for credit losses. The accounting treatment for loans acquired in a business combination is further discussed in the notes to the Audited Statement.

Unless otherwise noted, the following tables present loan amounts at fair value after the PCD Gross-Up, which represents amortized cost at the Signature Transaction Date.

Loans Held-for-Investment

A summary of loans held-for-investment acquired in the Signature Transaction, by class, including the unpaid principal balance (the “UPB”) is presented below:

	March 20, 2023
(in millions)	UPB	Amortized Cost	% to Total Loans
Commercial and industrial (1)	$10,403	$9,901	84%
Commercial real estate	1,874	1,681	14
Consumer and other	176	173	2
Total loans and leases held for investment	$12,453	$11,755	100%
(1) Includes lease financing receivables of $1.4 billion.

The following table presents a summary of the UPB and fair value of the loans and leases held-for-investment acquired in the Signature Transaction as of the Signature Transaction Date:

(in millions)	UPB	Fair Value
Non-PCD loans	$11,870	$11,247
PCD loans	583	494
Total loans and leases, before PCD Gross-Up	$12,453	$11,741

The fair value of non-PCD loans was $11.2 billion, compared to the UPB of $11.9 billion, resulting in a fair value discount of $623 million that will be accreted into income over the contractual life of the loan using the effective interest method.

The following table provides a summary of loans and leases held-for-investment that were acquired as part of the Signature Transaction with credit deterioration and the associated credit loss reserve on the Signature Transaction Date:

(in millions)	Total
Par value (UPB)	$583
ACL at acquisition (PCD gross-up)	(13)
Non-credit (discount) (1)	(76)
Fair Value	$583
(1) The non-credit discount of $76 million will be accreted into income over the contractual life of the loan using the effective interest method.

The following table provides loan maturity distribution information by contractual maturity date and estimated average contractual interest rate as of the Signature Transaction Date:

	At March 20, 2023, Maturing
(dollars in millions)	Within One Year	One to Five Years	Five to 15 Years	After 15 Years	Total	Average Contractual Interest Rate
Commercial and industrial (1)	$1,336	$6,676	$1,820	$69	$9,901	5.30%
Commercial real estate	105	900	636	41	1,682	5.06%
Consumer and other	154	13	5	-	172	4.75%
Total loans and leases held for investment	$1,595	$7,589	$2,461	$110	$10,073	5.28%
(1) Includes lease financing receivables of $1.4 billion.

The following table provides information regarding the sensitivity of loans to changes in interest rates for loans maturing one year or more:

	Loans Maturing One Year or After with
(in millions)	Fixed Interest Rates	Variable Interest Rates
Commercial and industrial	$6,140	$2,425
Commercial real estate	968	608
Consumer and other	18	1
Total loans	$7,126	$3,034

    Loans on non-accrual status at March 20, 2023 totaled $10 million, or 0.09% of total acquired loans.

    Loans Held-for-Sale

Approximately $232 million of Small Business Administration (“SBA”) loans were acquired through the Signature Transaction. Loans were recognized at their estimated fair values on the Signature Transaction Date in accordance with ASC 805. The Company classifies loans as held for sale when it originates or purchases loans that it intends to sell. The Company has not elected the fair value option for the acquired SBA loans.

Deposits

    The following table presents a summary of the deposits assumed at the Signature Transaction Date:

(in millions)	Fair Value
Non-interest bearing accounts	$12,303
Interest bearing checking and money market accounts	14,977
Certificates of deposit	6,227
Total deposits	$33,507

The Company’s uninsured deposits are the portion of deposit accounts that exceed the FDIC insurance limit (currently $250,000). These amounts were estimated based on the same methodologies and assumptions used for regulatory reporting purposes and excludes internal accounts. On the Signature Transaction Date, the deposits assumed included $19.9 billion of uninsured deposits.

At March 20, 2023, the aggregate amount of time deposit accounts (including certificates of deposit) that meet or exceed the insured limit was $1.0 billion.

The following table provides the scheduled maturities of time deposits:

(in millions)	March 20, 2023
1 year or less	$5,040
More than 1 year through 2 years	1,145
More than 2 years through 3 years	62
More than 3 years through 4 years	3
More than 4 years through 5 years	4
Total CDs (1)	$6,254
(1) Excludes purchase accounting adjustments.

    The following sections include discussions regarding the impact of the Signature Transaction on a consolidated reporting basis by the Company, including operating results and cash flows, liquidity and capital.

OPERATING RESULTS AND CASH FLOWS

The Company’s operating results for the year ended December 31, 2023, as filed with the Commission on Form 10-K/A on March 15, 2024, include the operating results of the acquired assets and assumed liabilities of Signature Bridge Bank subsequent to the acquisition on March 20, 2023. Due to the use of multiple systems and integration of the operating activities into those of the Company, historical reporting for the former Signature Bridge Bank operations is impracticable and thus disclosures of the operating results and cash flows is impracticable for the period subsequent to acquisition.

LIQUIDITY

Deposits are a primary source of funding of our operations. We assumed $33.5 billion of deposits in the Signature Transaction. Total deposits of the Company declined from $84.8 billion at March 31, 2023 to $81.5 billion at December 31, 2023.

CAPITAL

The regulatory capital ratios for the Company and Flagstar are calculated in accordance with the guidelines of the federal banking authorities. The regulatory capital ratios for the Company and Flagstar continued to exceed the Basel III requirements and the Prompt Corrective Action well-capitalized thresholds after the Signature Transaction as summarized in the following table:

		December 31, 2023		December 31, 2022
(in millions)	Requirements to be Well-Capitalized	Amount	Ratio	Amount	Ratio
Company
Risk-based capital ratios
Total risk-based capital	10.00	10,415	11.77%	8,154	11.66%
Tier 1 risk-based capital	8.00	8,512	9.62	6,838	9.78
Common equity Tier 1	6.50	8,009	9.05	6,335	9.06
Tier 1 leverage ratio	5.00	8,512	7.75	6,838	9.70

Flagstar
Risk-based capital ratios
Total risk-based capital	10.00	10,271	11.61%	7,982	11.43%
Tier 1 risk-based capital	8.00	9,305	10.52	7,653	10.96
Common equity Tier 1	6.50	9,305	10.52	7,653	10.96
Tier 1 leverage ratio	5.00	9,305	8.48	7,653	10.87

FINANCIAL STATEMENTS

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9.01(a) is the Audited Statement and the accompanying notes thereto.

(b)     Pro Forma Financial Information

The disclosure in the Explanatory Note is incorporated into this Item 9.01(b).

Signature Bridge Bank was only in operation from March 12, 2023 to March 20, 2023 and does not have historical financial information on which we could base pro forma information. Additionally, we did not acquire all assets or assume all liabilities of Signature Bridge Bank, and an essential part of the Signature Transaction is the federal assistance governed by the Purchase Agreement, which is not reflected in the previous operations of Signature Bridge Bank. Therefore, it is impracticable to provide pro forma information on revenues and earnings for the Signature Transaction in accordance with ASC 805-10-50-2.

(c)     Exhibits

    The following exhibits accompany this Amendment No. 1:

Exhibit No.	Description
2.1
Purchase and Assumption Agreement – All Deposits, dated March 20, 2023, among the FDIC, as receiver of Signature Bridge Bank, the FDIC and Flagstar Bank, N.A. (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023)

23.1	Consent of KPMG LLP
99.1	Report of Independent Registered Public Accounting Firm, KPMG LLP, Statement of Assets Acquired and Liabilities Assumed at March 20, 2023 and Notes to Statement of Assets Acquired and Liabilities Assumed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

    This Amendment No. 1 includes forward-looking statements within the meaning of the federal securities laws by the Company pertaining to such matters as our goals, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract and retain key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion is assets must maintain; (h) matters to be presented to, voted on and approved by the Company’s stockholders; (i) the conversion or exchange of shares of the Company’s preferred stock; and (j) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s Series B preferred stock.

    Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K/A for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2024	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore DiMartino
Salvatore DiMartino
Executive Vice President and Director of Investor Relations

Independent Auditors’ Report

To the Stockholders and Board of Directors
New York Community Bancorp, Inc.:

Report on the Statement of Assets Acquired and Liabilities Assumed

Opinion

We have audited the Statement of Assets Acquired and Liabilities Assumed by Flagstar Bank, N.A., a wholly-owned subsidiary of New York Community Bancorp, Inc. (the Company) related to the acquisition of certain assets and liabilities of Signature Bridge Bank on March 20, 2023, and the related notes (the Financial Statement).

In our opinion, the accompanying Financial Statement presents fairly, in all material respects, the assets acquired and liabilities assumed of Signature Bridge Bank described in Note 1 by the Company as of March 20, 2023, in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter — Basis of Accounting

We draw attention to Note 1 to the Financial Statement, which describes that the accompanying Financial Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K of the Company) and is not intended to be a complete presentation of the Company’s assets and liabilities. As a result, the Financial Statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the Financial Statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Financial Statement.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the Financial Statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statement.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Financial Statement.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/	KPMG LLP
New York, New York
June 13, 2024

Statement of Assets Acquired and Liabilities Assumed
by Flagstar Bank, N.A.
(a wholly-owned subsidiary of New York Community Bancorp, Inc.)

(in millions)	March 20, 2023
Assets acquired:
Cash and cash equivalents	$24,901
Loans held-for-sale	232
Loans and leases held-for-investment, net of allowance for credit losses	11,741
Core deposit intangibles and other intangibles	464
Other assets	413
Total assets acquired	$37,751
Liabilities assumed:
Deposits	33,507
Other liabilities	2,182
Total liabilities assumed	$35,689
Net assets acquired	$2,062

See accompanying Notes to the Statement of Assets Acquired and Liabilities Assumed.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Note 1 – Basis of Presentation and Significant Accounting Policies

New York Community Bancorp, Inc. (on a stand-alone basis, the “Parent Company” or, collectively with its subsidiaries, the “Company”) was organized under Delaware law on July 20, 1993 and is the holding company for Flagstar Bank N.A. (hereinafter referred to as “Flagstar”). The Company is headquartered in Hicksville, New York with regional headquarters in Troy, Michigan.

Basis of Presentation

On March 20, 2023, Flagstar acquired certain assets and assumed certain liabilities of Signature Bridge Bank (“Signature Bank”) from the Federal Deposit Insurance Corporate (“FDIC”) pursuant to the terms of a purchase and assumption agreement (the “Purchase Agreement”) between Flagstar, the FDIC, and the FDIC as receiver of Signature Bank (the “Signature Transaction”). Refer to Note 2 – Signature Transaction for additional information.

The accompanying Statement of Assets Acquired and Liabilities Assumed as of March 20, 2023 has been prepared for inclusion in a Current Report on Form 8-K to be filed by the Company and is not intended to be a complete presentation of Signature Bank’s assets, liabilities, revenues and expenses. In accordance with the relief granted in a letter dated May 31, 2023 from the staff of the Division of Corporate Finance of the Securities and Exchange Commission (the “Commission”), and the Commission’s Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”), the Company has omitted certain financial information of Signature Bank required by Rule 3-05 and Rule 11-01 of Regulation S-X under certain circumstances in which the registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Therefore, this Financial Statement does not include the following financial statements: balance sheet, statement of income, statement of comprehensive income, statement of changes in stockholder’s equity, and statement of cash flows.

The Signature Transaction constituted a business combination as defined by Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. Accordingly, the acquired assets and identifiable intangible assets, and the assumed liabilities in the Signature Transaction were measured and recorded at their estimated fair values as of the March 20, 2023.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair value requires management to make estimates about discount rates, future expected cash flows, market conditions, and other future events that are highly subjective in nature and are subject to change. The significant estimates related to the determination of fair value of loans acquired and the core deposit intangibles associated with the acquisition are considered critical accounting estimates. Described below are the methods used to determine the fair values of the significant assets acquired and liabilities assumed in the Signature Transaction.

Significant Accounting Policies

Cash and Cash Equivalents

The estimated fair value of cash and cash equivalents approximates their stated face amounts, as these financial instruments are either due on demand or have short-term maturities.

Loans Held-for-Investment

The fair value for loans and leases was based on a discounted cash flow methodology that considered credit loss expectations, market interest rates and other market factors such as liquidity from the perspective of a market participant. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The probability of default, loss given default and prepayment assumptions were the key factors driving credit losses which were embedded into the estimated cash flows. These assumptions were informed by internal data on loan characteristics, historical loss experience, and current and forecasted economic conditions. The interest and liquidity component of the estimate was determined by discounting interest and principal cash flows through the expected life of each loan. The discount rates used for loans were based on current market rates for new originations of comparable loans and include adjustments for liquidity. The discount rates do not include a factor for credit losses as that was included as a reduction to the estimated cash flows.

The accounting methods for acquired loans depends on whether or not the loans reflect more than insignificant credit deterioration since origination at the date of acquisition.

Non-Purchased Credit Deteriorated Loans and Leases

Non-Purchased Credit Deteriorated (“Non-PCD”) loans and leases do not reflect more than insignificant credit deterioration since origination at the date of acquisition. These loans and leases are recorded at their estimated fair value, and the difference between the fair value and the unpaid principal balance (“UPB”) as of the Closing Date will be accreted to interest income over the contractual life of the loan using the effective interest method.

Purchased Credit Deteriorated Loans and Leases

Purchased loans and leases that reflect a more than insignificant deterioration of credit from origination are classified as Purchased Credit Deteriorated (“PCD”) loans and leases. PCD loans and leases are recorded at their acquisition date-amortized cost, which is the estimated fair value, plus the initial estimate of expected credit losses recognized in the allowance for credit losses (“ACL”) on the Closing Date, resulting in a gross up of the loans and leases balance (the “PCD Gross-Up”). The initial ACL for PCD loans and leases is determined using the same methodology as for other loans and leases held-for-investment and established through the PCD Gross-Up and there is no corresponding increase to the allowance for credit losses. The difference between the UPB and the amortized cost as of the Closing Date resulting from the PCD Gross-Up is amortized or accreted to interest income over the contractual life of the loan using the effective interest method. Refer to Note 4 – Allowance for Credit Losses for additional information.

Loans held-for-sale

Loans which the Company intends to sell have been classified as Loans Held-For-Sale (“LHFS”). LHFS have been recorded at their estimated fair value as of March 20, 2023.

Allowance for Credit Losses

Management estimates the allowance by projecting and multiplying together the probability-of-default, loss- given-default and exposure-at-default depending on economic parameters for each month of the remaining contractual term, as well as credit ratings for certain loans within the commercial and industrial portfolio. The Company loss drivers for certain loans in the commercial and industrial portfolio are derived using leveraged economic projections including property market and prepayment forecasts from established independent third parties, as well as credit ratings for certain loans within the commercial and industrial portfolio, to inform its loss drivers in the forecast. The Company estimates the exposure-at-default using prepayment models which forecasts prepayments over the life of the loans and leases. The economic forecast and the related economic parameters are developed using available information relating to past events, current conditions, multiple economic forecasts scenarios, including related weightings, over the reasonable and supportable forecast period and macroeconomic assumptions. The economic forecast scenarios and related economic parameters are sourced from independent third parties. The economic forecast reasonable and supportable period is 24 months, and afterwards the Company reverts to a historical average loss rate on a straight-line basis over a 12-month period. Historical credit loss experience over the historical loss observation period provides the basis for the estimation of expected credit losses, with qualitative factor adjustments made for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, current collateral valuations, delinquency levels and terms, as well as for changes in environmental conditions, such as changes in legislation, regulation, policies, administrative practices or other relevant factors. Expected credit losses are estimated over the contractual term of the loans, adjusted for forecasted prepayments when appropriate. The contractual term excludes potential extensions or renewals.

The allowance for credit losses on loans and leases is measured on a collective (pool) basis when similar risk characteristics exist. The portfolio segment represents the level at which a systematic methodology is applied to estimate credit losses. Management believes the products within each of the entity’s portfolio segments exhibit similar risk characteristics. The Company leverages economic projections including property market and prepayment forecasts from established independent third parties, as well as credit ratings for certain loans within the commercial and industrial portfolio, to inform its loss drivers in the forecast.

Loans that do not share risk characteristics are evaluated on an individual basis, including nonaccrual loans. If a loan is determined to be collateral dependent, or meets the criteria to apply the collateral dependent practical expedient, expected credit losses are determined based on the fair value of the collateral at the reporting date, less costs to sell as appropriate.

Premises and Equipment

Premises and equipment acquired includes furniture, fixtures, and equipment, and leasehold improvements. The fair value of premises and equipment acquired was estimated to approximate its net book value upon acquisition and is included in “Other assets” on the accompanying Statement of Assets Acquired and Liabilities Assumed.

Deposit Liabilities

The fair value of deposit liabilities with no stated maturity (i.e., non-interest-bearing and interest-bearing checking accounts) is equal to the carrying amounts payable on demand. The fair value of certificates of deposit represents contractual cash flows, discounted using interest rates currently offered on deposits with similar characteristics and remaining maturities.

Intangible Assets

The Company recognized certain intangible assets acquired as part of the Signature Transaction.

Core Deposit Intangible

Certain core deposits were acquired as part of the Signature Transaction. The core deposit intangible (“CDI”) is a measure of the value of non-interest-bearing and interest-bearing checking accounts, savings accounts, and money market accounts that are acquired in a business combination. The fair value of the CDI was based on the present value of the expected cost savings attributable to the core deposit funding, relative to an alternative source of funding. The CDI will be amortized over an estimated useful life of 10 years using the sum of years digits depreciation method. CDI does not significantly impact the Company’s liquidity or capital ratios.

Customer Relationships

The Company recorded customer relationships related to the financial and investment advisory lines of business acquired. The fair value of customer relationships was based on a discounted cash flow methodology projecting net cash flow benefit, including assumptions related to customer attrition, discount rates, income projections and applicable growth assumptions. The customer relationships will be amortized over an estimated useful life of 7 years using the straight-line depreciation method.

Broker Dealer License

The Company acquired the broker dealer entity of Signature Bank, Signature Securities Group Corporation. Management has concluded that the broker dealer license should be recognized as an intangible asset as licenses are contractual legal assets. The fair value of the broker dealer license was determined using the cost approach, which considered the cost to acquire, time to obtain, and opportunity cost. The broker dealer license will be amortized over an estimated useful life of 2 years using the straight-line depreciation method.

Deferred Tax Liabilities

The Company recorded a deferred income tax liability related to the tax attributes of the acquired assets and assumed liabilities along with the effects of fair value adjustments resulting from acquisition accounting for the combination. The deferred tax liabilities recorded were based on the expected federal and state tax obligations of when the acquired tax attributes and purchase accounting adjustments will reverse. The deferred income tax liability is included in “Other liabilities” on the accompanying

Statement of Assets Acquired and Liabilities Assumed. Refer to further discussions in Note 10 – Other Liabilities and Note 12 – Deferred Income Taxes.

Use of Estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities based upon information at March 20, 2023. Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, future expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired in the Signature Transaction. Actual results could differ from those estimates. Changes that may vary significantly from management’s assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

Note 2 – Signature Transaction

Flagstar completed the Signature Transaction on March 20, 2023 and acquired certain assets and assumed certain liabilities of Signature Bank in an FDIC-assisted transaction. Headquartered in New York City, New York, Signature Bank was a full-service commercial bank that operated 29 branches in New York, 7 branches in California, 2 branches in North Carolina, 1 branch in Connecticut, and 1 branch in Nevada. In connection with the Signature Transaction the Company assumed all of Signature Bank’s branches.

Pursuant to the Purchase Agreement, the Company and the FDIC had a one-year period during which both parties may complete their review of the assets acquired and liabilities assumed. The Company and the FDIC remained in ongoing discussions throughout the settlement period and on March 18, 2024 concluded the settlement period.

The assets acquired and liabilities assumed in the Signature Transaction are presented at their estimated fair values as of March 20, 2023. The fair values of the assets acquired and liabilities assumed were determined as described in Note 1– Basis of Presentation and Significant Accounting Policies. Flagstar acquired assets with an estimated total fair value of $37.8 billion as of the Closing Date, primarily including $24.9 billion in cash and cash equivalents and $11.7 billion in loans and leases, net of the initial ACL for PCD loans. Flagstar also assumed liabilities with an estimated fair value of $35.7 billion, primarily including $33.5 billion in customer deposits. The deposits were acquired without a premium and the assets were acquired at a discount of approximately $2.7 billion pursuant to the terms of the Purchase Agreement.

Purchase Consideration

As consideration for the Signature Transaction, the Company granted the FDIC equity appreciation rights in the common stock of the Company under an equity appreciation instrument (the "Equity Appreciation Instrument"). The Equity Appreciation Instrument had an estimated fair value of $85.0 million.

Note 3 — Loans and Leases

Loans Held-for-Investment

As discussed in Note 1 – Basis of Presentation and Significant Accounting Policies, loans were recognized at their estimated fair value in accordance with ASC 805. Unless otherwise noted, the following tables present loan amounts at fair value after the PCD gross-up, which represents the amortized cost.

March 20, 2023
(in millions)	Amortized Cost
Commercial and industrial (1)	$9,901
Commercial real estate	1,681
Consumer and other	173
Total loans and leases held for investment	$11,755
(1)Includes lease financing receivables of $1.4 billion.

Purchased Loans

The acquired loans held-for-investment were divided into loans with evidence of credit deterioration and loans that do not have evidence of credit deterioration based on credit factors such as past due status, nonaccrual status, loan-to-value, credit scores and other quantitative and qualitative considerations.

The following table presents a summary of the Unpaid Principal Balance (UPB) and fair value of the loans and leases held-for-investment:

(in millions)	UPB	Fair Value
Non-PCD loans	$11,870	$11,247
PCD loans	583	494
Total loans and leases, before PCD gross-up	$12,453	$11,741

The fair value of Non-PCD loans was $11.2 billion, compared to the UPB of $11.9 billion, resulting in a fair value discount of $623 million that will be accreted into income over the contractual life of the loan using the effective interest method.

The following table provides a summary of loans and leases held-for-investment that were acquired with credit deterioration and the associated credit loss reserve:

(in millions)	Total
Par value (UPB)	$583
ACL at acquisition (PCD gross-up)	(13)
Non-credit (discount) (1)	(76)
Fair Value	$494
(1) The non-credit discount of $76 million will be accreted into income over the contractual life of the loan using the effective interest method.

The following table presents components of the discount on acquired loans held-for-investment that will be accreted into income:

(in millions)	March 20, 2023
Discount on Non-PCD loans	$623
Discount on PCD loans	76
Total discount on acquired loans	$699

Asset Quality

A loan generally is classified as a non-accrual loan when it is 90 days or more past due or when it is deemed to be impaired because the Company no longer expects to collect all amounts due according to the contractual terms of the loan agreement.

The following table presents information regarding the quality of the acquired loans held-for-investment, by class, including loans on non-accrual status and loans greater than 90 days past due and still accruing:

(in millions)	30-89 Days Past Due	Non-Accrual Loans	Loans > 90 Days and Accruing	Total Past Due Loans	Current Loans	Total Loans Receivable
Commercial and industrial	$44	$10	$13	$67	$9,833	$9,967
Commercial real estate	—	—	—	—	1,681	1,681
Consumer and other	1	—	—	1	172	174
Total	$45	$10	$13	$68	$11,686	$11,754

The following table summarizes the acquired portfolio of loans held-for-investment by credit quality indicator as of March 20, 2023:

(in millions)	Commercial and industrial	Commercial real estate	Consumer and other	Total Loans
Credit Quality Indicator:
Pass	$9,796	$1,653	$173	$11,622
Special mention	41	23	—	64
Substandard	53	5	—	58
Doubtful	10	—	—	10
Total	$9,900	$1,681	$173	$11,754

The preceding classifications follow regulatory guidelines and can generally be described as follows: pass loans are of satisfactory quality; special mention loans have potential weaknesses that deserve management’s close attention; substandard loans are inadequately protected by the current net worth and paying capacity of the borrower or of the collateral pledged (these loans have a well-defined weakness and there is a possibility that the Company will sustain some loss); and doubtful loans, based on existing circumstances, have weaknesses that make collection or liquidation in full highly questionable and improbable. In addition, one-to-four family loans are classified based on the duration of the delinquency.

The following table presents, by credit quality indicator, loan class and year of origination the amortized cost basis of the acquired loans and leases held-for-investment as of March 20, 2023:

	Term Loans by Origination Year
(in millions)	2023	2022	2021	2020	2019	Prior to 2019	Revolving	Total
Commercial and Industrial
Pass	$676	$3,128	$1,404	$916	$578	$534	$2,560	$9,796
Special Mention	—	5	2	3	8	14	9	41
Substandard	—	5	3	1	17	22	5	53
Doubtful	—	2	2	1	—	1	4	10
Total Commercial and Industrial	$676	$3,140	$1,411	$921	$603	$571	$2,578	$9,900

Commercial Real Estate
Pass	$140	$779	$134	$88	$99	$404	$9	$1,653
Special Mention	—	1	6	1	1	14	—	23
Substandard	—	1	1	—	—	3	—	5
Total Commercial Real Estate	$140	$781	$141	$89	$100	$421	$9	$1,681

Consumer and Other
Pass	$—	$4	$48	$1	$11	$7	$102	$173
Total Consumer and Other	$—	$4	$48	$1	$11	$7	$102	$173

Loans Held-for-Sale

Approximately $232 million of Small Business Administration ("SBA") loans were acquired through the Signature Transaction and recorded at their fair value. We classify loans as held for sale when we originate or purchase loans that we intend to sell. We have not elected the fair value option for the acquired SBA loans.

Note 4 – Allowance for Credit Losses

The initial allowance for credit losses for PCD loans acquired in the Signature Transaction of $13 million was established through a PCD Gross-up to amortized cost. The ACL methodology and PCD Gross-up are discussed further in Note 1 – Basis of Presentation and Significant Accounting Policies.

Note 5 – Leases

Lessor Arrangements

The Company is a lessor in the equipment finance business where it has executed direct finance leases (“lease finance receivables”). The lease finance receivables include syndicated loans and equipment loans and leases that are generally made to large corporate obligors, many of which are publicly traded, carry investment grade or near investment grade ratings and participate in stable industries nationwide.

The standard leases are typically repayable on monthly basis with terms ranging from 24 to 120 months. At the end of the lease term, the lessee usually has the option to return the equipment, to renew the lease or purchase the equipment at the then fair market value price. For leases with a fair market value renewal/purchase option, the relevant residual value assumptions are based on the estimated value of the leased asset at the end of the lease term, including evaluation of key factors, such as, the estimated remaining useful life of the leased asset, its historical secondary market value including history of the lessee executing the fair market value option, overall credit evaluation and return provisions.

The residual value component of a lease financing receivable represents the estimated fair value of the leased equipment at the end of the lease term. In establishing residual value estimates, the Company may rely on industry data, historical experience, and independent appraisals and, where appropriate, information regarding product life cycle, product upgrades and competing products.

The carrying value of net investment in leases, excluding purchase accounting adjustments was $1.6 billion. The components of net investment in direct financing leases, including the carrying amount of the lease receivables as well as the unguaranteed residual assets were as follows:

(in millions)	March 20, 2023
Net investment in the lease – lease payments receivable	$1,287
Net investment in the lease – unguaranteed residual assets	283
Total lease payments	$1,570

The following table presents the remaining maturity analysis of the undiscounted lease receivables as well as the reconciliation to the total amount of receivables recognized:

(in millions)	March 20, 2023
2023	$338
2024	378
2025	297
2026	224
2027	150
Thereafter	183
Total lease payments	$1,570
Less: Unearned income	(121)
Less: Purchase accounting adjustment	(100)
Total lease finance receivables, net	$1,349

Lessee Arrangements

All acquired leases were for real estate under operating lease arrangements. The real estate leases have remaining lease terms of up to 17 years. Lease terms may include options to extend or terminate the lease, and the options are included in the lease term when it is determined that it is reasonably certain the option will be exercised.

The following table presents supplemental financial statement information and remaining weighted average lease terms and discount rates:

(in millions)	Classification	March 20, 2023
Operating Leases:
Operating lease right-of-use assets	Other assets	$404
Operating lease liabilities	Other liabilities	$402
Weighted-average remaining lease term		13 years
Weighted-average discount rate		4.66%

The following table presents lease liability maturities at March 20, 2023:

(in millions)	March 20, 2023
Remainder of 2023	$13
2024	49
2025	48
2026	45
2027	45
2028	43
Thereafter	357
Total undiscounted lease payments	$600
Difference between undiscounted cash flows and discounted cash flows	198
Lease liabilities, at present value	$402

Note 6 – Premises and Equipment

The Company acquired furniture and fixtures, leasehold improvements, and computer software of $109 million in the Signature Transaction, which have estimated useful lives ranging as follows:

Useful Life Range (years)
Leasehold improvements	1 – 16
Furniture and fixtures	1 - 7
Computer software	3 – 7
Computer development	3 - 7

Note 7 — Intangible Assets

The following table presents the fair value of the intangible assets acquired:

(in millions)	Fair Value	Estimated Useful Life
Core deposit intangibles	$450	10 years
Customer relationships	9	7 years
Broker dealer license	5	2 years
Total intangibles	$464

The intangible assets acquired will be amortized utilizing the methodology discussed in in Note 1 – Basis of Presentation and Significant Accounting Policies. The Company will review the valuation of this intangible asset periodically to ensure that no impairment has occurred.

The estimated amortization expense of CDI and other intangible assets for the next five years is as follows:

(in millions)	Amortization Expense
Remainder of 2023	$67
2024	79
2025	69
2026	60
2027	52
2028 and thereafter	137
Total	$464

Note 8 — Deposits

The following table presents a summary of the deposits assumed at the Closing Date:

(in millions)	Fair Value
Non-interest bearing accounts	$12,303
Interest bearing checking and money market accounts	14,977
Certificates of deposit	6,227
Total deposits	$33,507

The Company’s uninsured deposits are the portion of deposit accounts that exceed the FDIC insurance limit (currently $250,000). These amounts were estimated based on the same methodologies and assumptions used for regulatory reporting purposes and excludes internal accounts. As of March 20, 2023, the deposits assumed include $19.9 billion of uninsured deposits.

At March 20, 2023, the aggregate amount of time deposit accounts (including certificates of deposit) that meet or exceed the insured limit was $1.0 billion.

The following table provides the scheduled maturities of time deposits:

(in millions)	March 20, 2023
1 year or less	$5,040
More than 1 year through 2 years	1,145
More than 2 years through 3 years	62
More than 3 years through 4 years	3
More than 4 years through 5 years	4
Total CDs (1)	$6,254
(1) Excludes purchase accounting adjustments.

Note 9 – Other Assets

The following table details the other assets acquired in the Signature Transaction at March 20, 2023:

(in millions)	Fair Value
Accrued interest receivable	$37
Premises and equipment	109
Other	267
Total other assets	$413

Refer to further discussion in Note 1 – Basis of Presentation and Significant Accounting Policies.

Note 10 – Other Liabilities

The following table details the other liabilities acquired in the Signature Transaction at March 20, 2023:

(in millions)	Fair Value
Accrued expenses	$800
Deferred tax liabilities	580
Other	802
Total other liabilities	$2,182

Refer to further discussion in Note 1 – Basis of Presentation and Significant Accounting Policies.

Note 11 — Fair Value Measures

GAAP sets forth a definition of fair value, establishes a consistent framework for measuring fair value, and requires disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. GAAP also clarifies that fair value is an “exit” price, representing the amount that would be received when selling an asset, or paid when transferring a liability, in an orderly transaction between market participants. Fair value is thus a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•Level 3 – Inputs to the valuation methodology are significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants use in pricing an asset or liability.

A financial instrument’s categorization within this valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Assets Measured at Fair Value on a Recurring Basis

There were no assets acquired or liabilities assumed by the Company through the Signature Transaction which are to be measured at fair value on a recurring basis.

Assets Measured at Fair Value on a Non-Recurring Basis

Certain assets are measured at fair value on a non-recurring basis. Such instruments are subject to fair value adjustments under certain circumstances (e.g., when there is evidence of impairment). There were no assets acquired by the Company through the Signature Transaction which were subject to fair value adjustments on a non-recurring basis.

Other Fair Value Disclosures

The table below presents the carrying values and estimated fair values for financial instruments, excluding leases and certain other assets and liabilities for which these disclosures are not required:

			March 20, 2023
			Fair Value Measurement Using
(in millions)	Carrying Value	Estimated Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets
Cash and cash equivalents	$24,901	$24,901	$24,901	$—	$—
Loans held for sale	232	232	—	232	—
Loans and leases held for investment, net	11,741	11,741	—	—	11,741
Financial Liabilities
Deposits	$33,507	$33,507	$27,280	$6,227	$—

The methods and assumptions used to estimate the fair value of each class of financial instruments are discussed in Note 1 – Basis of Presentation and Significant Accounting Policies.

Note 12 – Deferred Income Taxes

The Signature Transaction is considered a taxable asset acquisition for income tax purposes. The Company has recognized a deferred tax liability (“DTL”) of $580 million for the Signature Transaction which was calculated by applying the Company’s deferred tax rate to the book and tax basis differences for the acquired assets and assumed liabilities at the Signature Transaction Closing Date.

Note 13 — Subsequent Events

The Company has evaluated subsequent events through the time of filing this Current Report on Form 8-K/A relevant to the Statement of Assets Acquired and Liabilities Assumed as of March 20, 2023. There were no reportable events.